EXHIBIT 10.14

                              AMENDMENT NUMBER ONE
                                     TO THE
                         CANANDAIGUA WINE COMPANY, INC.
                        ANNUAL MANAGEMENT INCENTIVE PLAN


This Amendment Number One to the Canandaigua Wine Company, Inc. Annual Management Incentive Plan (the "Plan") was approved pursuant to Section 8 of the Plan by the Human Resources Committee of the Board of Directors of Canandaigua Brands, Inc. (f/k/a Canandaigua Wine Company, Inc.) (the "Company"), acting in its capacity as the Committee under the Plan. Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Plan and Annex A thereto.

     1. NAME. The name of the Plan is hereby changed to "Canandaigua Brands, Inc. Annual Management Incentive Plan."

     2. DEFINITION OF COMPANY. The definition of the term "Company" as used in the Plan and defined in Annex A to the Plan is hereby amended and restated to read in its entirety as follows:

          "Company" means Canandaigua Brands, Inc. and its Subsidiaries, except when the context indicates that only the parent company is intended.

     In witness whereof, Canandaigua Brands, Inc. has caused this instrument to be executed as of March 31, 1998


                                             CANANDAIGUA BRANDS, INC.


                                             By:  /s/ Richard Sands
                                                  ---------------------------
                                                  Richard Sands, President